Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2007

Itron, Inc. Domestic Subsidiaries	State of Incorporation
Itron, International, Inc.	Delaware
Itron Engineering Services, Inc. (currently inactive)	Washington
Itron Brazil I, LLC	Washington
Itron Brazil II, LLC	Washington
Actaris Holding US Inc.	Delaware
Actaris Liquid Measurement LLC	Delaware
Actaris US Gas Inc.	Delaware

Itron, Inc. Foreign Subsidiaries	Jurisdiction of Incorporation or Organization
Itron, S.A.S.	France
Itron Australasia Pty. Limited	Australia
Itron Guam, Inc. (currently inactive)	Guam
Itron DE Mexico, S.A. DE C.V. (currently inactive)	Mexico
Itron Limited	United Kingdom
SLCN Limited (currently inactive)	United Kingdom
Itron B.V.	Netherlands
Itron B.C. Corporation	Nova Scotia, Canada
Itron Canada, Inc.	Canada
Itron Metering Distribucion, S.A. DE C.V.	Mexico
Itron Metering Servicios, S.A. DE C.V.	Mexico
Itron Australasia Holdings Pty. Limited	Australia
Itron Australasia Technologies Pty. Ltd	Australia
Itron Inc, Taiwan	Taiwan
Itron Middle East LLC	Qatar
ELO Sistemas e Tecnologia Ltda	Brazil
Actaris Argentina SA	Argentina
Actaris Pty Ltd	Australia
Actaris GmbH	Austria
Actaris Holding 2 SA	Belgium
Actaris Holding 6 SA	Belgium
Actaris Management Services SA	Belgium
Contigea SA	Belgium
Actaris Ltda	Brazil
Actaris China Gas Holding Co Ltd (J.V. majority)	British Virgin Islands
Compañía Chilena de Medición SA	Chile
Chongqing Actaris Measurement Instrument Co. Ltd. (J.V. majority)	China
Actaris s.r.o.	Czech Republic
Actaris Maleteknik A/S	Denmark
Actaris France 1,SAS	France
Actaris France 2, SAS	France
Actaris Holding France	France
Actaris SAS	France
Actaris Services	France
Itron Development France SAS	France
SERD (J.V. minority)	France
Actaris Development Germany GmbH	Germany
Actaris Gaszählerbau GmbH	Germany
Actaris Unterstutzungskasse GmbH	Germany

Itron, Inc. Foreign Subsidiaries	Jurisdiction of Incorporation or Organization
Actaris Zähler & Systemtechnik GmbH	Germany
Actaris ZSO Beteiligungs GmbH	Germany
Allmess GmbH	Germany
Heliowatt Unterstutzungseinrichtung GmbH	Germany
JB Rombach Anlagenbau GmbH	Germany
SEWA GmbH	Germany
Thielmann Energietechnik GmbH	Germany
Actaris Holding Hungary	Hungary
Flogiston (J.V. minority participation)	Hungary
Ganz Meter Company Ltd	Hungary
Godollo Hungary	Hungary
Actaris Industries India Private Limited	India
CG Actaris Electricity Management Private Limited (J.V. majority)	India
PT Mecoindo (J.V. majority)	Indonesia
Abfar Industrial Corporation (J.V. minority)	Iran
Sherkatesahami Kontorsazi SKI (J.V. minority)	Iran
Actaris Italy II Spa	Italy
Actaris SpA	Italy
Actaris Financial Services Sarl	Luxembourg
Actaris Luxembourg Sarl	Luxembourg
Actaris Metering Systems Sarl	Luxembourg
Itron Financial Services SARL	Luxembourg
Actaris Asia SDN BHD	Malaysia
Metertek Sdn Bhd (J.V. minority)	Malaysia
Actaris Distribución México SA de CV	Mexico
Actaris Servicios México SA de CV	Mexico
Societe Marocaine des Compteurs Vincent SA (J.V. minority)	Morocco
Inal Industria Nacional de Precisao Lda	Mozambique
Actaris Meterfabriek BV	Netherlands
Actaris Polska SP ZOO	Poland
Actaris - Prestação de Serviços de consultadoria a Associadas, SA	Portugal
Actaris Contadores de Àgua	Portugal
Actaris Contadores de Gás	Portugal
Actaris Imobiliaria SA	Portugal
Actaris Sistemas de Medição Lda	Portugal
Ricont - Empresa de Reparação e Instalação de Contadores,Lda	Portugal
Actaris Measurement & Systems Pty Ltd	Republic of South Africa
Actaris South Africa Proprietary Limited (J.V. majority)	Republic of South Africa
Actaris Srl	Romania
Actaris	Russia
Actaris OOO	Russia
Uromgaz OOO (J.V. minority)	Russia
Arabian Metering Company	Saudi Arabia
Actaris Singapore Pte Ltd	Singapore
Actaris Contadores SA	Spain
Actaris SA	Spain
Actaris Technologies AB	Sweden
Actaris SA	Switzerland
Maghreb Compteurs (J.V. minority)	Tunisia
Actaris Metering Systems	Turkey
Actaris Ukraine	Ukraine
Schlumberger Ukrgas Meters Company (J.V. majority)	Ukraine
Actaris Development UK II Ltd	United Kingdom
Actaris Development UK Ltd	United Kingdom
Actaris UK Ltd	United Kingdom
Itron Development UK Ltd	United Kingdom